UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by Peregrine Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission on October 20, 2011 (the "Original Filing"). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct stockholder non-binding advisory votes on executive compensation. No other changes have been made to the Original Filing.

As previously reported in the Original Filing, at the Company’s 2011 Annual Meeting held on October 20, 2011, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder non-binding advisory votes on the compensation of the Company’s named executive officers, commonly referred to as “say-on-pay” votes. In addition as previously reported in the Original Filing, a majority of the votes cast on the frequency proposal were cast in favor of holding a “say-on-pay” vote every year.

In light of voting results with respect to the frequency of the non-binding advisory vote on executive compensation, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote every year. Accordingly, the next stockholder non-binding advisory “say-on-pay” vote on executive compensation will be held at the Company’s 2012 Annual Meeting of Stockholders. The Company will continue to hold the advisory “say-on-pay” vote every year in connection with its annual meeting of stockholders until the next vote on the frequency of stockholder votes on the compensation of executives. The Company is required to hold votes on frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: March 16, 2012	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer